UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 9, 2010
NOVELIS INC.
(Exact name of Registrant as specified in its charter)

Canada	001-32312	98-0442987

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3560 Lenox Road, Suite 2000, Atlanta, GA	30326

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (404) 814-4200
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
Pricing of New Senior Notes
On December 10, 2010, Novelis Inc. (the “Company”) issued a press release announcing the pricing of its previously announced private offering of $2.5 billion aggregate principal amount of senior unsecured notes. The offering consisted of $1.1 billion of 8.375% Senior Notes due 2017 and $1.4 billion of 8.75% Senior Notes due 2020 (collectively, the “New Senior Notes”). The New Senior Notes were priced at par value and will bear an interest rate of 8.375% per annum in the case of the 8.375% Senior Notes due 2017 and 8.75% per annum in the case of the 8.75% Senior Notes due 2020, payable on June 15 and December 15, beginning on June 15, 2011. The Company expects to close the offering of the New Senior Notes on or about December 17, 2010, subject to the satisfaction of customary closing conditions. A copy of the press release announcing the pricing of the New Senior Notes is attached hereto as Exhibit 99.1 and incorporated by reference herein.
Preliminary Results of Cash Tender Offers and Consent Solicitations
On December 9, 2010, the Company issued a press release announcing that the results of its previously announced cash tender offers and consent solicitations for any and all of its 7.25% Senior Notes due 2015 (the “7.25% Notes”) and its 11.50% Senior Notes due 2015 (the “11.50% Notes”, and together with the 7.25% Notes, the “Existing Notes”), as of the Consent Deadline, which was 5:00 p.m., New York City time, on Wednesday December 8, 2010. The aggregate principal amount of the 7.25% Notes that has been validly tendered and not validly withdrawn was $1,049,363,000, representing 93.35% of the $1,124,159,000 aggregate outstanding principal amount of the 7.25% Notes. The aggregate principal amount of the 11.50% Notes that has been validly tendered and not validly withdrawn was $183,705,000, representing 99.30% of the $185,000,000 aggregate outstanding principal amount of the 11.50% Notes. The tender offers included concurrent consent solicitations for proposed amendments to the indentures under which the related Existing Notes were issued in order to eliminate or modify substantially all restrictive covenants, certain events of default and other provisions contained in each such indenture. Based on the tenders and consents received, the proposed amendments have been approved with respect to each series of Existing Notes. A copy of the press release announcing the results of the tender offers and consent solicitations is attached hereto as Exhibit 99.2 and incorporated by reference herein.
In addition, the Company has determined that it does not currently intend to redeem any 7.25% Notes remaining outstanding following the expiration of the tender offers. Accordingly, any 7.25% Notes remaining outstanding following the expiration of the tender offers at midnight, New York City time, on December 28, 2010 are currently expected to remain outstanding through their maturity in February 2015. Because of the approval of the proposed amendments, as described above, such 7.25% Notes that remain outstanding after the expiration of the tender offers will not contain the restrictive covenants and events of default originally included in the indenture for the 7.25% Notes.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits.

99.1	Press release, dated December 10, 2010.
99.2	Press release, dated December 9, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVELIS INC.
Date: December 10, 2010	By:	/s/ Leslie J. Parrette, Jr.
Leslie J. Parrette, Jr.
General Counsel, Corporate Secretary and Compliance Officer

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press release, dated December 10, 2010.
99.2	Press release, dated December 9, 2010.